UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2024

RUBICON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 E Paces Ferry Rd NE Suite 810 Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Eric Bauer as Chief Financial Officer

On December 6, 2024, Rubicon Technologies, Inc. (the “Company”) entered into an Employment Agreement (the “Bauer Employment Agreement”) between the Company and Mr. Eric Thomas Bauer, wherein the Company offered Mr. Bauer the position of Chief Financial Officer, effective as of December 6, 2024.

Pursuant to the Bauer Employment Agreement, Mr. Bauer’s annual base salary will be $425,000, and he will be eligible for an annual performance-based bonus with a target of 75% of Mr. Bauer’s annual base salary. Additionally, Mr. Bauer (i) will be entitled to receive, while employed by the Company, any fringe benefits that are generally available to the Company’s executive employees in accordance with the then-existing terms and conditions of the Company’s policies, and (ii) will receive a long-term incentive plan award that, in the base case, should provide a cash-based incentive award equal to $2,500,000, which shall vest over a five-year period following the grant date or the date of a Change in Control (as such term is defined in the Company’s 2022 Equity Incentive Plan), subject to Mr. Bauer’s continued employment through the applicable vesting date and the Company’s achievement of certain performance goals. In the event of the termination of Mr. Bauer’s employment by his death or disability, the Company shall pay a lump sum to his estate equal to all earned but unpaid salary through such date at the rate then in effect, any bonus owed pursuant to the Bauer Employment Agreement, any earned by unused vacation, and any properly accrued but unpaid expenses (together, the “Accrued Amounts”). In the event of the termination of Mr. Bauer’s employment by the Company without cause or by Mr. Bauer for good cause (as such terms are defined in the Bauer Employment Agreement), the Company shall pay Mr. Bauer the Accrued Amounts in a lump sum and an amount equal to nine months of salary as of the termination date, paid in equal monthly installments over the nine-month period commencing as of the sixtieth day following the employment termination date. Any incentive awards will be treated as set forth in any applicable award agreement.

Prior to his appointment to the position of Chief Financial Officer, Mr. Bauer served as Chief Financial Officer of Circulus Holdings, PBLLC (“Circulus”), the proprietor of a solution to produce post-consumer recycled low-density polyethylene resin from June 2023 to October 2024. Prior to Circulus, Mr. Bauer held the position of Chief Financial Officer at Sharps Compliance Corp., a publicly traded medical waste company from February 2022 to August 2022, and Nuverra Environmental Solutions, Inc., a publicly traded water-focused environmental services infrastructure company, from April 2020 to February 2022. Mr. Bauer holds a Bachelor of Business Administration, Accounting and Finance from Southern Methodist University.

This summary is qualified in its entirety by reference to the Bauer Employment Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Change in Officer Title and Reporting Line

On December 9, 2024, the Company entered into an amendment (the “Second Amendment”) to that certain Offer Letter Agreement entered into between the Company and Mr. Grant Deans dated August 29, 2023, as previously amended by the First Amendment to Offer Letter Agreement dated May 23, 2024. Pursuant to the Second Amendment, Mr. Deans will serve as the Company’s Controller, reporting directly to Mr. Bauer, effective as of December 9, 2024. Mr. Deans’ compensation will remain unchanged following his transition to his role as the Company’s Controller.

This summary of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 9, 2024, the Company issued a press release (the “Press Release”) announcing the hiring of Mr. Bauer and the changing role of Mr. Deans. A copy of the Press Release is furnished herewith as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including this Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1993, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated December 6, 2024.
10.2	Second Amendment to Offer Letter Agreement, dated December 9, 2024.
99.1	Press Release, dated December 9, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Osman Ahmed
	Name:	Osman Ahmed
	Title:	Interim Chief Executive Officer

Date: December 9, 2024

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